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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K



                Current Report Pursuant to Section 13 or 15(D) of
                       the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): October 13, 1997
                                                           ----------------


                          LENFEST COMMUNICATIONS, INC.
                          ----------------------------
               (Exact Name of Registrant as Specified in Charter)




            Delaware                   33-96804                 23-2094942
            --------                   --------                 ----------
  (State or Other Jurisdiction       (Commission             (I.R.S. Employer
  of Incorporation)                  File Number)            Identification No.)




                      1105 North Market Street, Suite 1300
                                  P.O. Box 8985
                           Wilmington, Delaware          19899
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)




                                 (302) 427-8602
                                 --------------
              (Registrant's telephone number, including area code)


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Item 5.  Other Events.

         H.F. Lenfest, Diane A. Lenfest, H. Chase Lenfest and Brook J. Lenfest (the "Lenfest Family Stockholders") and LMC Lenfest, Inc., a wholly owned subsidiary of Tele-Communications, Inc. (with LMC Lenfest, Inc., "TCI") are the sole stockholders of the Registrant. In the Letter Agreement, dated December 18, 1991, among the stockholders (Exhibit 10.14 to the Registrant's Registration Statement on Form S-1, SEC No. 33-96804), the Lenfest Family Stockholders agreed to allow TCI, at TCI's request, to increase its ownership interest in the Registrant to 50%. In return, TCI agreed that the Lenfest Family Stockholders, acting through H.F. Lenfest, would have the right to elect a majority of the Board of Directors and H.F. Lenfest would have the right to manage the Registrant as President/CEO through December 31, 2001. The same agreement gave TCI the right to elect the remaining minority of the Board during the same period. Commencing on January 1, 2002, each of TCI and the Lenfest Family Stockholders will have the right to elect an equal number of directors and the parties will agree on a successor President/CEO. Currently, H.F. Lenfest has the right to elect three members of the Board of Directors and TCI has the right to elect two members of the Board.

         On October 13, 1997, John C. Malone and Leo J. Hindery, Jr., the directors elected by TCI, tendered their resignations as members of the Board of Directors of the Registrant. On October 13, 1997, H.F. Lenfest, Chairman of the Board of Directors, accepted the resignations. The resignations resulted from the rejection by the Lenfest Family Stockholders of an offer by TCI to purchase the stock of the Registrant held by the Lenfest Family Stockholders. TCI retains its right to elect two members of the Board of Directors.


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                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Lenfest Communications, Inc.


Dated:  October 14, 1997                     By: /s/ Harry F. Brooks
        ----------------                        ------------------------
                                             Harry F. Brooks,
                                             Executive Vice President